Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Plymouth Meeting, PA – May 6, 2021 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies and related services, announced today financial results for the first quarter ended March 31, 2021.

Highlights

•	As previously announced, the Company completed the acquisition of AeroCare Holdings Inc. on February 1, 2021. Integration efforts are on track and the Company expects to generate previously announced pre-tax annual run rate cost synergies of approximately $50 million, including $30 million in 2021. Our first quarter results include two months of operations of AeroCare.
•	Organic growth reported for the first quarter was 11.5%.

•	In the first quarter, the Company closed four additional acquisitions including previously announced Allina Health Home Oxygen & Medical Equipment, a home medical equipment provider in Minnesota with 10 locations.

•	On April 30, 2021, AdaptHealth expanded its presence in New England with the acquisition of Spiro Health Services, a provider of home medical equipment and supplies operating with 22 locations across eight states.

•	In April 2021, AdaptHealth entered into an agreement with its lenders to expand its existing credit facility to fund anticipated M&A activity. The Company increased its term loan from $700 million to $800 million and expanded the maximum borrowing capacity under its revolving credit facility from $250 million to $450 million.

•	As of April 30, 2021, the Company had approximately $410 million available on its revolving credit facility and approximately $97 million of cash on hand.

First Quarter Results

•	Net revenue was $482.1 million, compared to $191.4 million in the first quarter of 2020, a 152% increase.

•	Net loss attributable to AdaptHealth Corp. was $4.0 million, or $0.08 per diluted share, compared to a net loss of $34.6 million, or $0.82 per diluted share, in the first quarter of 2020.

•	Adjusted EBITDA was $104.2 million, compared to $30.5 million in the first quarter of 2020, a 242% increase.

•	Adjusted EBITDA less Patient Equipment Capex was $61.9 million compared to $17.5 million in the first quarter of 2020, a 254% increase.

Increased Guidance

While it remains difficult to predict the duration and impact of the COVID-19 crisis, based on current business and market trends, the Company is increasing its previously issued financial guidance for fiscal year 2021 as follows:

•	Net revenue of $2.22 billion to $2.39 billion, up from prior guidance of $2.18 billion to $2.35 billion

•	Adjusted EBITDA of $525 million to $565 million, up from prior guidance of $510 million to $550 million; and

•	Adjusted EBITDA less Patient Equipment Capex of $330 million to $360 million, up from prior guidance of $320 million to $350 million.

Management Commentary

Steve Griggs, Co-CEO of AdaptHealth, commented, “I’m very pleased with our Q1 2021 financial performance, which reflects the continued dedication and focus of our 9,331 employees who have worked under extremely challenging circumstances over the past 12 months. Our financial results also reflect the hard work done by the AdaptHealth and AeroCare teams to complete the acquisition of AeroCare and combine the operations of both companies while not missing a beat with our patients, referring physicians and health systems. These efforts, combined with our strong organic growth for the quarter and the continued strength of our M&A pipeline, are the reasons we remain excited about the outlook of our business.”

Mr. Griggs continued, “In April, we closed the acquisition of Spiro Health Services, a provider of home medical equipment and supplies, which substantially expands our presence throughout New England and the Mid-Atlantic states and provides opportunities for both revenue and cost synergies. The Spiro Health acquisition, like our acquisition of the Allina Health Home business in Minnesota, demonstrates our ability to expand our footprint in growing markets through strategic acquisitions of market leaders.”

Josh Parnes, President of AdaptHealth, commented, “We are continuing to integrate and optimize technology across our organization to improve efficiencies, enhance sales and increase customer satisfaction. This includes advancing the use of our e-prescribe platform, especially in our growing diabetes product line. We are also very excited about the progress of our digital connected patient experience, where new technology product introductions will help deliver solutions that bring us closer to our patients while improving outcomes and lowering costs.”

Conference Call

Management will host a conference at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

•      (877) 423-9820 (Domestic) or

•      (201) 493-6749 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include (i) sleep therapy equipment, supplies and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) home medical equipment (HME) to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME medical devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. AdaptHealth services approximately 3 million patients annually in all 50 states through its network of 614 locations in 47 states. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA less Patient Equipment Capex.

The Company believes Adjusted EBITDA less Patient Equipment Capex is useful to investors in evaluating the Company’s financial performance. The Company’s business requires significant investment in equipment purchases to maintain its patient equipment inventory. Some equipment title transfers to patients’ ownership after a prescribed number of fixed monthly payments. Equipment that does not transfer wears out or often times is not recovered after a patient’s use of the equipment terminates. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements. In addition, the Company’s debt agreements contain covenants that use a variation of Adjusted EBITDA less Patient Equipment Capex for purposes of determining debt covenant compliance. For purposes of this metric, patient equipment capital expenditure is measured as the value of the patient equipment received during the accounting period without regard to whether the equipment is purchased or financed through lease transactions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of both the contingent consideration common shares liability and the warrant liability, and other non-recurring (income) expense in full year 2021. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$132,137	$99,962
Accounts receivable	260,761	171,065
Inventory	75,487	58,783
Prepaid and other current assets	35,117	33,441
Total current assets	503,502	363,251
Equipment and other fixed assets, net	298,537	110,468
Goodwill	3,142,076	998,810
Identifiable intangible assets, net	245,239	116,061
Other assets	19,204	16,483
Deferred tax asset	311,510	208,399
Total assets	$4,520,068	$1,813,472
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	305,928	254,212
Current portion of capital lease obligations	20,162	22,282
Current portion of long-term debt	17,500	8,146
Contract liabilities	25,168	11,043
Other liabilities	108,279	89,524
Contingent consideration common shares liability	36,103	36,846
Total current liabilities	513,140	422,053
Long-term debt, less current portion	1,748,829	776,568
Other long-term liabilities	322,475	186,470
Long-term portion of contingent consideration common shares liability	32,409	33,631
Warrant liability	110,737	113,905
Total liabilities	2,727,590	1,532,627
Total Stockholders' Equity	1,792,478	280,845
Total Liabilities and Stockholders' Equity	$4,520,068	$1,813,472

ADAPTHEALTH CORP.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31,
	2021	2020
Net revenue	$482,119	$191,439

Costs and expenses:
Cost of net revenue	396,698	167,630
General and administrative expenses	56,632	14,347
Depreciation and amortization, excluding patient equipment depreciation	13,380	1,242
Total costs and expenses	466,710	183,219
Operating income	15,409	8,220
Interest expense	22,185	7,938
Loss on extinguishment of debt, net	4,213	—
Change in fair value of contingent consideration common shares liability	(1,965)	16,367
Change in fair value of warrant liability	(3,168)	36,100
Other income, net	(519)	(1,091)
Loss before income taxes	(5,337)	(51,094)
Income tax benefit	(1,695)	(1,641)
Net loss	(3,642)	(49,453)
Income (loss) attributable to noncontrolling interests	324	(14,902)
Net loss attributable to AdaptHealth Corp.	$(3,966)	$(34,551)

Weighted average common shares outstanding - basic	111,109	41,977
Weighted average common shares outstanding - diluted	115,995	41,977

Basic loss per share	$(0.04)	$(0.82)
Diluted loss per share	$(0.08)	$(0.82)

ADAPTHEALTH CORP.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2021	2020
Net cash provided by operating activities	$18,380	$24,380
Net cash used in investing activities	(1,213,764)	(111,329)
Net cash provided by financing activities	1,227,559	58,235
Net increase (decrease) in cash and cash equivalents	32,175	(28,714)
Cash and cash equivalents at beginning of period	99,962	76,878
Cash and cash equivalents at end of period	$132,137	$48,164

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three months ended March 31, 2021 and 2020.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense (income), income tax expense (benefit), and depreciation and amortization.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, severance, change in fair value of the contingent consideration common shares liability, change in fair value of the warrant liability, and non-recurring items of expense (income).

AdaptHealth defines Adjusted EBITDA less Patient Equipment Capex as Adjusted EBITDA (as defined above) less patient equipment acquired during the period without regard to whether the equipment was purchased or financed through lease transactions.

The following unaudited table presents the reconciliation of net loss attributable to AdaptHealth Corp. to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three months ended March 31, 2021 and 2020:

	Three Months Ended
(in thousands)	March 31,
	2021	2020
Net loss attributable to AdaptHealth Corp.	$(3,966)	$(34,551)
Income (loss) attributable to noncontrolling interests	324	(14,902)
Interest expense, net	22,185	7,938
Income tax benefit	(1,695)	(1,641)
Depreciation and amortization, including patient equipment depreciation	47,206	16,740
EBITDA	64,054	(26,416)
Loss on extinguishment of debt (a)	4,213	—
Equity-based compensation expense (b)	8,582	2,223
Transaction costs (c)	31,854	2,858
Severance (d)	939	419
Change in fair value of contingent consideration common shares liability (e)	(1,965)	16,367
Change in fair value of warrant liability (f)	(3,168)	36,100
Other non-recurring income (g)	(334)	(1,091)
Adjusted EBITDA	104,175	30,460
Less: Patient equipment capex (h)	(42,258)	(12,967)
Adjusted EBITDA less Patient Equipment Capex	$61,917	$17,493

(a)	Represents write offs of deferred financing costs related to refinancing of debt.

(b)	Represents equity-based compensation expense for awards granted to employees and non-employee directors. The higher expense in the 2021 period is due to overall increased equity-compensation grant activity in that period, as well as expense resulting from accelerated vesting of certain awards in that period.

(c)	Represents transaction costs related to acquisitions.

(d)	Represents severance costs related to acquisition integration and internal AdaptHealth restructuring and workforce reduction activities.

(e)	Represents a non-cash charge or gain for the change in the estimated fair value of contingent consideration common shares issuable as part of the Business Combination.

(f)	Represents a non-cash charge or gain for the change in the estimated fair value of the Company’s warrants.

(g)	The 2021 period includes a gain of $0.5 million for the receipt of earnout proceeds in connection with a cost method investment that was sold in 2020, offset by a $0.2 million charge for the increase in the fair value of a contingent consideration liability related to an acquisition. The 2020 period includes a $2.0 million reduction in the fair value of a contingent consideration liability related to an acquisition, a gain of $0.6 million related to the sale of an investment, offset by a $1.5 million expense related to a transition services agreement executed in connection with an acquisition completed in 2020.

(h)	Represents the value of the patient equipment obtained during the respective period without regard to whether the equipment is purchased or financed through lease transactions.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

jclemens@adapthealth.com

Brittany Lett

Vice President, Marketing

(646) 394-9207

blett@adapthealth.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

(212) 836-9614

kahl@equityny.com